Exhibit 99.1

Ur-Energy Announces Retirement of CFO Roger Smith, Names VP Finance Jade Walle as Successor

Mr. Walle Brings Capital Market Expertise and Extensive Audit Partner Experience to Ur-Energy

Casper, Wyoming, November 2, 2026 – Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (“Ur-Energy” or the “Company”), America’s largest and fastest-growing domestic ISR uranium producer, today announced that Roger Smith, Chief Financial Officer (CFO), will retire from the Company effective December 1, 2026, after a distinguished 45 year career in mining industry finance and accounting. Jade Walle, the Company’s current Vice President Finance, has been appointed to succeed Mr. Smith as CFO, effective upon his retirement.

Matt Gili, President and CEO of Ur-Energy, commented, “On behalf of the entire Company, I want to express our profound appreciation to Roger for his exceptional service to Ur-Energy. Roger has led our finance, IT, and administration teams for almost 20 years, bringing a combination of financial acumen, operational insight, and deep institutional knowledge. From the early years of the Company to full commercial operations, and the milestone launch in August of full operations at our Shirley Basin mine, he has been instrumental in the tremendous growth of our ISR uranium operations in Wyoming. I am personally grateful for all of his hard work and wish him all the best for his well-earned retirement.

Gili continued, “At the same time, I could not be more pleased for Jade Walle to step into the CFO role. Jade has proven himself an outstanding leader within our finance and accounting team. His knowledge of our business, and his exceptional financial expertise make him the ideal person to serve as our CFO as we continue to deliver on our strategy of aggressive growth and value creation.”

Mr. Walle joined Ur-Energy as Vice President Finance in September 2025. During this time, he has played a key role in the Company’s recent capital markets transactions, implementing accounting standards, and managing the Company’s broader finance and accounting team. Mr. Walle is a Certified Public Accountant with 30 years of experience. Most recently, he was an audit partner with PricewaterhouseCoopers LLP (PwC) from 2011 to 2024, having begun his career there in 1996. Over his tenure, Mr. Walle served clients in numerous industries, including publicly traded energy and mining companies, with assignments in Tulsa, London, Houston, and Denver. His technical background includes service in PwC’s Global Capital Markets Group in London (1999–2002), where he assisted non-U.S. companies with U.S. capital market transactions and Securities and Exchange Commission reporting. Mr. Walle has also held leadership roles overseeing a division of PwC’s Center of Excellence and its Acceleration Center in India, which provided outsourced services to more than 75 U.S. audit clients.

About Ur-Energy

Ur-Energy is the largest and fastest-growing ISR uranium mining company in the United States. It owns and operates the Lost Creek ISR uranium processing facility and mine in south-central Wyoming, and the Shirley Basin ISR mine in central Wyoming, where full operations were launched in August 2026. The Company is also engaged in exploration and development activities at a selection of projects in the Great Divide Basin uranium district. Ur-Energy’s common shares trade on the NYSE American under the symbol “URG” and on the Toronto Stock Exchange under the symbol “URE.” The Company’s corporate headquarters is in Casper, Wyoming, and its registered office is in Ottawa, Ontario.

Contact Ur-Energy Investor Relations at:

Richard Matthews

Phone: +1 (604) 355-7179

Email: info@ur-energy.com

Cautionary Statement Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future, including statements relating to the transition of the Chief Financial Officer role and the expected benefits of Mr. Walle’s appointment. Generally, forward-looking statements can be identified by use of forward-looking terminology such as “plans,” “expects,” “does not expect,” “is expected,” “is likely,” “estimates,” “intends,” “anticipates,” “does not anticipate,” “believes,” or variations of the foregoing, or statements that certain actions, events or results “may,” “could,” “might” or “will” “be taken,” “occur,” “be achieved” or “have the potential to.” All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore that is mined varying from estimates; production rates, methods, and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental, or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development; changes in governmental policies or market conditions; changes in key management personnel; and other factors described in the public filings of the Company that are available at www.sec.gov and www.sedarplus.ca. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations, and opinions of management as of the date hereof, and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or changes in management’s beliefs, expectations, or opinions that occur in the future, except as required by applicable law.